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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Harvard Bioscience, Inc. and subsidiaries:

        We consent to the incorporation by reference in the registration statements (No.'s 333-53848 and 333-104544) on Form S-8 of Harvard Bioscience, Inc. and subsidiaries of our report dated March 15, 2005, with respect to the consolidated balance sheets of Harvard Bioscience, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2004, which report appears in the December 31, 2004, annual report on Form 10-K of Harvard Bioscience, Inc. and subsidiaries.

                      /s/ KPMG LLP

Boston, Massachusetts
March 15, 2005

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm